Exhibit 2.4

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this "Assignment Agreement") is made and entered into as of this 22nd day of December, 2003, by and between Quest Resource Corporation, a Nevada corporation ("Assignor") and Quest Cherokee, LLC, a Delaware limited liability company, with an address of 5901 North Western, Suite 200, Oklahoma City, Oklahoma 73118 ("Assignee").

WITNESSETH:

WHEREAS, Devon Energy Production Company, L.P., an Oklahoma limited partnership, Tall Grass Gas Services, LLC, an Oklahoma limited liability company, and Assignor are parties to a Purchase and Sale Agreement dated as of the 10th of December, 2003 (the "Agreement"); and

WHEREAS, Assignee is a limited liability company formed by Assignor’s affiliates for the purpose of consummating the transactions contemplated by the Agreement; and

WHEREAS, Assignor now desires to assign and transfer all of its right, title and interest in the Agreement to Assignee and Assignee desires to accept such Assignment and to assume certain liabilities under the Agreement;

NOW, THEREFORE, in consideration of the above premises, the mutual covenants and agreements stated herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.    Assignment. Assignor does hereby irrevocably assign, transfer, sell, deliver and convey to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Agreement (including, without limitation, any rights in or to or relating to Earnest Money, as defined in the Agreement, and any tort claims arising in connection with or out of the Agreement), free and clear of any lien, charge, claim or encumbrance of any kind, and Assignee hereby accepts such Assignment. TO HAVE AND TO HOLD the interests assigned, together with all and singular the rights and privileges in any way appertaining thereto, unto Assignee, its successors and assigns forever.

2.    Assumption of Liabilities. Assignee hereby assumes sole responsibility faithfully and punctually to perform, satisfy and discharge all of the duties, obligations, terms, conditions, covenants and liabilities which Assignor is otherwise bound to perform, discharge or otherwise satisfy under the Agreement accruing after the date of this Assignment Agreement. Assignor hereby agrees to INDEMNIFY, DEFEND AND HOLD HARMLESS Assignee from any claim, cause of action, demand, charge, damage, cost (including, without limitation, attorney fees, court costs and other investigative and defense costs), judgments, suits, penalties, fines or any other losses of any kind relating to or arising from, under or in connection with the Agreement, but only to the extent accruing on or before, or otherwise attributable to the period prior to, the date of this Assignment Agreement, or otherwise arising from or relating to the assignment thereof to Assignee, REGARDLESS OF THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR RESPONSIBILITY OF ASSIGNEE, ASSIGNOR OR ANY OTHER PERSON.

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3.    Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee as follows:

(a)    Assignor (i) has complete and unrestricted power and authority to (1) execute, deliver and perform this Assignment Agreement and (2) sell, assign, and transfer its right, title and interest in the Agreement as contemplated by this Assignment Agreement, (ii) has taken all corporate action necessary or required to execute, deliver and perform this Assignment Agreement and to make this Assignment Agreement (and further hereby represents and warrants that the Assignment Agreement is) enforceable upon Assignor in accordance with its terms, subject to bankruptcy, insolvency or other laws relating to or affecting creditors’ rights generally and equitable principles, and (iii) further represents and warrants that such sale, assignment and transfer of the Agreement by Assignor does not and will not require any filing with or notice to, or the consent or approval of, any third person or governmental entity;

(b)    Neither the execution and delivery of this Assignment Agreement nor performance of or compliance with the terms hereof on the part of Assignor will violate the articles of incorporation or bylaws of Assignor, as amended, will breach any governmental law or regulation, will conflict with or result in the breach of any of the terms, conditions or provisions of any agreement (including, without limitation, the Agreement) or instrument to which Assignor is or may be a party or by which it is or may be bound or constitute a default thereunder or will result in the creation or imposition of any lien, claim, charge, encumbrance or constructive trust;

(c)    The Agreement has not been amended or modified; the Agreement is in full force and effect and constitutes the legal, valid and binding obligation of all of the parties thereto and is enforceable in accordance with its terms, subject to bankruptcy, insolvency or other laws relating to or affecting creditors’ rights generally and equitable principles; and

(d)    Assignor has not previously assigned (in whole or in part), transferred any interest in, or otherwise encumbered in any way, the Agreement.

4.    Further Action. Assignor agrees that it shall execute and deliver or cause to be executed and delivered from time to time such instruments, documents, agreements, consents and assurances and shall take such other action as Assignee reasonably may require to implement the intent of this Assignment Agreement or to more effectively assign and transfer to and vest in Assignee all right, title and interest in and to the assets and rights assigned hereunder. Assignor will promptly remit and send to Assignee any and all payments, funds, assets, notices, reports and other documents and information received by Assignor or its agents or representatives as a direct or indirect result of or with respect to the Agreement.

5.    General.

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(a)    This Assignment Agreement cancels and supersedes all previous agreements, written or oral, relating to the subject matter of this Assignment Agreement between the parties hereto and contains the entire understanding of the parties hereto and shall not be amended, modified or supplemented in any manner whatsoever except as otherwise provided herein or in writing signed by each of the parties hereto.

(b)    This Assignment Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one agreement which is binding upon all the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

(c)    This Assignment Agreement and all rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of the State of Oklahoma applicable to agreements made and to be performed entirely within such State including all matters of enforcement, validity and performance.

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IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement as of the day and year first above written.
Assignor:
QUEST RESOURCES CORPORATION

By:	/s/ Jerry D. Cash
Jerry D. Cash
Co-Chief Executive Officer

Assignee:
QUEST CHEROKEE, LLC

By:	/s/Jerry D. Cash
Name:	Jerry D. Cash
Title:	Manager

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ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledge and consent to the foregoing Assignment Agreement dated the 22nd day of December, 2003, (the "Assignment Agreement") by and between Quest Resource Corporation, a Nevada corporation ("Assignor") and Quest Cherokee, LLC, a Delaware limited liability company ("Assignee"), and release Assignor from, and agree that each will look solely to Assignee for, the performance, discharge and satisfaction of all obligations, terms, conditions, covenants and liabilities arising after the date hereof which Assignor had originally agreed to perform, discharge or otherwise satisfy under the Purchase and Sale Agreement dated as of the 10th of December, 2003 (the "Agreement").

The undersigned agree that, with respect to all gathering lines, flow lines, injection lines and pipelines described in paragraph (d) of Section 1 of the Agreement which the undersigned are obligated to sell, transfer, assign, convey and deliver to the Assignor pursuant to the Agreement (the "Pipeline Assets"), and which, upon the effectiveness of the Assignment Agreement, the undersigned are obligated to sell, transfer, assign, convey and deliver to the Assignee, the undersigned shall, at the request of the Assignee, on behalf of the Assignee, and with the Assignee's consent, as indicated by the Assignee's signature below, sell, transfer, assign, convey and deliver the Pipeline Assets to the Assignee's wholly owned subsidiary, Bluestem Pipeline, LLC, a Delaware limited liability company ("Bluestem"), and that all documents and instruments of conveyance of the Pipeline Assets shall reflect such conveyance to Bluestem.

The undersigned consents to the assignment by Assignee of all of Assignee's rights and interests under the Agreement to (1) the administrative agent under that certain Credit Agreement among Assignee, as borrower, the financial institutions listed on Schedule 1.1-A thereto, as banks, and Bank One, NA, as administrative agent, and Bank One Capital Markets, Inc., as lead arranger and sole bookrunner, dated as of December 22, 2003 and (2) the agent under that certain Senior Term Second Lien Credit Agreement among Assignee, as borrower, Bluestem Pipeline, LLC, as guarantor, the lenders party thereto, Bank One, NA, as agent, and Bank One Capital Markets, Inc., as lead arranger and sole bookrunner, dated as of December 22, 2003.

The undersigned warrants and represents to Assignor and Assignee and agrees that as of the date of the execution of this Acknowledgment and Consent, as indicated below: (a) the Agreement has not been amended or modified and (b) the Agreement is in full force and effect and constitutes the legal, valid and binding obligation of and is enforceable against the undersigned in accordance with its terms.

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IN WITNESS WHEREOF, the parties hereto have executed this Acknowledgment and Consent as of the day and year first above written.

DEVON ENERGY PRODUCTION COMPANY, L.P.

By:	/s/ Don D. DeCarlo
Don D. DeCarlo
Title: Vice President

TALL GRASS GAS SERVICES, LLC

By:	/s/ Don D. DeCarlo
Don D. DeCarlo
Title: Vice President

QUEST CHEROKEE, LLC

By:	/s/ /s/ Jerry D. Cash
Jerry D. Cash
Title: Manager
Assignee

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